EX-99.19a-1

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	November-2024
Distribution amount per share	$0.01490

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00000	0%	0.01058	6%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.01490	100%	0.16573	94%
Total (per common share)	0.01490	100%	0.17631	100%
Average annual total return (in relation to NAV) for the five years ended 10-31-2024	3.21%
Annualized current distribution rate expressed as a percentage of month end NAV as of 10-31-2024	9.61%
Cumulative total return (in relation to NAV) for the fiscal year through 10-31-2024	12.14%
Cumulative fiscal year distributions as a percentage of NAV as of 10-31-2024	9.48%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-1124

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	October-2024
Distribution amount per share	$0.01501

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00916	61%	0.09200	57%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00585	39%	0.06941	43%
Total (per common share)	0.01501	100%	0.16141	100%
Average annual total return (in relation to NAV) for the five years ended 9-30-2024	3.63%
Annualized current distribution rate expressed as a percentage of month end NAV as of 9-30-2024	9.48%
Cumulative total return (in relation to NAV) for the fiscal year through 9-30-2024	13.58%
Cumulative fiscal year distributions as a percentage of NAV as of 9-30-2024	8.50%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-1024

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	September-2024
Distribution amount per share	$0.01480

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00710	48%	0.08198	56%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00770	52%	0.06442	44%
Total (per common share)	0.01480	100%	0.14640	100%
Average annual total return (in relation to NAV) for the five years ended 8-31-2024	3.44%
Annualized current distribution rate expressed as a percentage of month end NAV as of 8-31-2024	9.40%
Cumulative total return (in relation to NAV) for the fiscal year through 8-31-2024	12.06%
Cumulative fiscal year distributions as a percentage of NAV as of 8-31-2024	7.75%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0924

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	August-2024
Distribution amount per share	$0.01470

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.01411	96%	0.07501	57%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00059	4%	0.05659	43%
Total (per common share)	0.01470	100%	0.13160	100%
Average annual total return (in relation to NAV) for the five years ended 7-31-2024	3.18%
Annualized current distribution rate expressed as a percentage of month end NAV as of 7-31-2024	9.48%
Cumulative total return (in relation to NAV) for the fiscal year through 7-31-2024	9.38%
Cumulative fiscal year distributions as a percentage of NAV as of 7-31-2024	7.08%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0824

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	July-2024
Distribution amount per share	$0.01461

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00847	58%	0.06079	52%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00614	42%	0.05611	48%
Total (per common share)	0.01461	100%	0.11690	100%
Average annual total return (in relation to NAV) for the five years ended 6-30-2024	2.95%
Annualized current distribution rate expressed as a percentage of month end NAV as of 6-30-2024	9.53%
Cumulative total return (in relation to NAV) for the fiscal year through 6-30-2024	7.31%
Cumulative fiscal year distributions as a percentage of NAV as of 6-30-2024	6.35%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0724

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	June-2024
Distribution amount per share	$0.01459

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00686	47%	0.05217	51%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00773	53%	0.05012	49%
Total (per common share)	0.01459	100%	0.10229	100%
Average annual total return (in relation to NAV) for the five years ended 5-31-2024	3.42%
Annualized current distribution rate expressed as a percentage of month end NAV as of 5-31-2024	9.52%
Cumulative total return (in relation to NAV) for the fiscal year through 5-31-2024	6.40%
Cumulative fiscal year distributions as a percentage of NAV as of 5-31-2024	5.56%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0624